    As filed with the Securities and Exchange Commission on September 1, 1999__
                                                    Registration No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                           GENETRONICS BIOMEDICAL LTD.
             (Exact Name Of Registrant As Specified In Its Charter)


   BRITISH COLUMBIA, CANADA                              33-002-4450
(State or Other Jurisdiction of              (I.R.S. Employer Identification No.
 Incorporation or Organization)                     for Genetronics, Inc.)

                               ------------------

                           11199 SORRENTO VALLEY ROAD
                            SAN DIEGO, CA 92121-1334
                                 (619) 597-6006

               (Address, including zip code, and telephone number,
                 including area code, of Registrant's principal
                               executive offices)

                               ------------------

                             1995 STOCK OPTION PLAN
                             1997 STOCK OPTION PLAN
                    SHARES ISSUABLE UPON EXERCISE OF CERTAIN
           OUTSTANDING STOCK OPTIONS GRANTED OUTSIDE THE OPTION PLANS

                            (Full Title Of The Plan)

                                LOIS J. CRANDELL
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           GENETRONICS BIOMEDICAL LTD.
                           11199 SORRENTO VALLEY ROAD
                            SAN DIEGO, CA 92121-1334
                                 (619) 597-6006
 (Name, Address, Including Zip Code, And Telephone Number, Including Area Code,
                             Of Agent For Service)

                                   ---------

                                   COPIES TO:

                        M. WAINWRIGHT FISHBURN, JR., ESQ.
                               COOLEY GODWARD LLP
                        4365 EXECUTIVE DRIVE, SUITE 1100
                            SAN DIEGO, CA 92121-2128

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                         CALCULATION OF REGISTRATION FEE

=========================================================================================================
                                           PROPOSED MAXIMUM      PROPOSED MAXIMUM
 TITLE OF SECURITIES     AMOUNT TO BE     OFFERING PRICE PER    AGGREGATE OFFERING        AMOUNT OF
  TO BE REGISTERED       REGISTERED(1)         SHARE(2)              PRICE(2)         REGISTRATION FEE
---------------------------------------------------------------------------------------------------------
Common Stock, no par      5,550,219           $.83-$3.78           $13,362,029            $3,715.00
value
=========================================================================================================


================================================================================

(1) Includes 1,593,400 shares issuable upon the exercise of options granted under the 1995 Stock Option Plan of Genetronics Biomedical Ltd. (the "Company" or the "Registrant"), 2,677,736 shares issuable under the Company's 1997 Stock Option Plan and 125,000 shares issuable upon the exercise of options granted outside of either stock option plan.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and (h)(1) of the Securities Act of 1933, as amended (the "Securities Act"). The price per share and aggregate offering price are calculated based upon (a) the weighted average of $.83 to $3.78, the exercise price for 4,396,136 shares subject to outstanding options granted under the Company's 1995 Stock Option Plan, 1997 Stock Option Plan (the "Plans") and granted outside the Plans, and (b) the average of the high and low prices of Company's Common Stock on August 25, 1999 ($2.53) as reported on the American Stock Exchange for the remaining 1,154,083 shares subject to the 1997 Stock Option Plan.

================================================================================

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents filed by the Company with the Securities and Exchange Commission are incorporated by reference into this Registration
Statement:

        (a) The Company's latest annual report on Form 10-K filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") containing audited financial statements for the Company's latest fiscal year.
        (b) The Company's quarterly report on Form 10-Q for the period ended June 30, 1999, filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

        (c) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to above.

        (d) A description of the Company's Common Stock which is contained in the Form 10-K, including any amendment or reports filed for the purpose of updating such description.

        All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

                            DESCRIPTION OF SECURITIES

        Not applicable.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not applicable.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        As specified in the Company's Articles of Incorporation, subject to the provisions of the Company Act of the Province of British Columbia (the "Company Act"), the Directors shall cause the Company to indemnify a Director or a former Director of the Company and the Directors may cause the Company to indemnify a Director or former Director of a corporation of which the Company is or was a member and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which he is or they are made a party by reason of his being or having been a Director of the Company or a Director of such corporation, including any action brought by the Company or any such corporation. Each Director of the Company on being elected or appointed shall be deemed to have contracted with the Company on the terms of the foregoing indemnity.

        Additionally, the Directors may cause the Company to indemnify any officer, employee or agent of the Company, or of a corporation of which the Company is or was a member, and his heirs and personal representatives, against all costs, charges and expenses whatsoever incurred by him or them and resulting from his acting as an officer, employee or agent of the Company or such corporation. The Company shall also indemnify the Secretary and any Assistant Secretary of the Company if he is not a full-time employee of the Company and notwithstanding that he may also be a Director and his respective heirs and legal representatives against all costs, charges and expenses whatsoever incurred by him or them and arising out of the functions assigned to the Secretary by the Company Act or the Articles and each such Secretary and Assistant Secretary shall, on being appointed, be deemed to have contracted with the Company on the terms of the foregoing indemnity.

        The Directors may cause the Company to purchase and maintain insurance for the benefit of any person who is or was serving as a Director, officer, employee or agent of the Company or as a director, officer, employee or agent of any corporation of which the Company is or was a shareholder and his heirs or personal representatives against any liability incurred by him as such director, officer, employee or agent.

                       EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.

                                    EXHIBITS

        EXHIBIT
        NUMBER     DESCRIPTION

        5.1        Opinion of Catalyst Corporate Finance Lawyers.

        23.1       Consent of Ernst & Young LLP.

        23.2       Consent of Catalyst Corporate Finance Lawyers is contained in
                   Exhibit 5.1 to this Registration Statement.

        24.1       Power of Attorney is contained on the signature pages.

        99.1       1995 Stock Option Plan.

        99.2 Forms of Incentive and Nonstatutory Stock Option Agreements used in connection with the 1995 Stock Option Plan.

        99.3       1997 Stock Option Plan.

        99.4 Forms of Incentive and Nonstatutory Stock Option Agreements used in connection with the 1997 Stock Option Plan.


        99.5 Form of Stock Option Agreement used in connection with an option grant outside either of the stock option plans.

                                  UNDERTAKINGS

1.      The undersigned registrant hereby undertakes:

        (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference herein.

        (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on September 1, 1999.

                                      GENETRONICS BIOMEDICAL LTD

                                      By   /s/ LOIS J. CRANDELL
                                        ----------------------------------------
                                        Lois J. Crandell,
                                        President and Chief Executive Officer


                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints LOIS J. CRANDELL, GUNTER HOFMANN and MARTIN NASH and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                       TITLE                               DATE
        /s/ GUNTER HOFMANN, PH.D.               Chairman of the Board and Chief     September 1, 1999
------------------------------------
        Gunter Hofmann, Ph.D.                   Scientific Officer

        /s/ LOIS J. CRANDELL                    President, Chief Executive          September 1, 1999
------------------------------------
        Lois J. Crandell                        Officer and Director

        /s/ MARTIN NASH                         Chief Financial Officer and         September 1, 1999
------------------------------------
        Martin Nash                             Director

        /s/ JAMES L. HEPPELL                    Director                            September 1, 1999
------------------------------------
        James L. Heppell

        /s/ GORDON POLITESKI                    Director                            September 1, 1999
------------------------------------
        Gordon Politeski

        /s/ WAYNE SCHNARR, PH.D.                Director                            September 1, 1999
------------------------------------
        Wayne Schnarr, Ph.D.

        /s/ SUZANNE L. WOODS                    Director                            September 1, 1999
-----------------------------
        Suzanne L. Wood

        /s/ STAN YAKATAN                        Director                            September 1, 1999
------------------------------------
        Stan Yakatan

                                  EXHIBIT INDEX


        EXHIBIT
        NUMBER     DESCRIPTION

        5.1        Opinion of Catalyst Corporate Finance Lawyers.

        23.1       Consent of Ernst & Young LLP.

        23.2       Consent of Catalyst Corporate Finance Lawyers is contained in
                   Exhibit 5.1 to this Registration Statement.

        24.1       Power of Attorney is contained on the signature pages.

        99.1       1995 Stock Option Plan.

        99.2 Forms of Incentive and Nonstatutory Stock Option Agreements used in connection with the 1995 Stock Option Plan.

        99.3       1997 Stock Option Plan.

        99.4 Forms of Incentive and Nonstatutory Stock Option Agreements used in connection with the 1997 Stock Option Plan.

        99.5 Form of Stock Option Agreement used in connection with an option grant outside of either of the stock option plans.